As filed with the Securities and Exchange Commission on April 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

LEVEL ONE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	71-1015624 (I.R.S. Employer Identification No.)

32991 Hamilton Court

Farmington Hills, Michigan 48334

(Address of principal executive offices, including zip code)

Level One Bancorp, Inc. 2007 Stock Option Plan

Level One Bancorp, Inc. 2018 Equity Incentive Plan

(Full title of the plans)

David C. Walker

Executive Vice President and Chief Financial Officer

Level One Bancorp, Inc.

32991 Hamilton Court

Farmington Hills, Michigan 48334

(Name and address of agent for service)

(248) 737-0300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share
To be issued under the 2007 Stock Option Plan	383,718	$28.00	$10,744,104	$1,337.64
To be issued under the 2018 Equity Incentive Plan	250,000	$28.00	$7,000,000	$871.50

(1)          This Registration Statement on Form S-8 covers: (i) 383,718 shares of common stock, no par value per share (the “Common Stock”), of Level One Bancorp, Inc. (the “Registrant”) issuable pursuant to the Level One Bancorp, Inc. 2007 Stock Option Plan (the “2007 Stock Option Plan”); (ii) 250,000 shares of the Common Stock issuable pursuant to the Level One Bancorp, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”); and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares that become issuable under the 2007 Stock Option Plan and the 2018 Equity Incentive Plan by reason of any future stock dividend, stock split or other similar transaction.

(2)          Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act, which is based on the initial public offering price of the Registrant’s Common Stock as set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission on April 20, 2018, pursuant to Rule 424(b) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.*

Item 2.                                                         Registrant Information and Employee Plan Annual Information.*

* Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I have been or will be delivered to the respective participants in the 2007 Stock Option Plan and the 2018 Equity Incentive Plan, as required by Rule 428(b).  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)         The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on April 20, 2018 (File No. 333-223866);

(b)         The Registrant’s Current Report on Form 8-K filed on April 24, 2018; and

(c)          The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on April 16, 2018 (File No. 001-38458), and all amendments and reports filed by the Registrant for the purpose of updating such description.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

The Company is organized under the Michigan Business Corporation Act (MBCA), which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against actual and reasonable expenses, including attorneys’ fees, incurred in the action.

The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

The MBCA further permits Michigan corporations to eliminate or limit the personal liability of directors for money damages for any action taken or any failure to take any action as a director. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act. If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses actually and reasonably incurred in the action. The foregoing does not apply if the director’s actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

The Company’s articles of incorporation limit the personal liability of directors for a breach of their fiduciary duty except under the circumstances required to be excepted under Michigan law described above. In addition, the Company’s bylaws provide that the Company must indemnify each person who is or was a director, officer, employee or agent of the Company and each person who serves or served at the request of the Company as a director, officer, employee or agent of another enterprise in accordance with, and to the fullest extent authorized by, the MBCA, as the same now exists or may be amended in the future.

The Company has obtained a policy of directors’ and officers’ liability insurance, under which the directors and officers of the Company are insured within the limits and subject to the limitations of the policy.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of Level One Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on March 23, 2018)

4.2	Amended and Restated Bylaws of Level One Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on March 23, 2018)

4.3

Level One Bancorp, Inc. 2007 Stock Option Plan as amended and restated April 15, 2015 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 filed on March 23, 2018)

4.4

Amendment to the Level One Bancorp, Inc. 2007 Stock Option Plan, dated August 29, 2017 (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 filed on March 23, 2018)

4.5

Form of Non-Qualified Stock Option Agreement under the Level One Bancorp, Inc. 2007 Stock Option Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 filed on March 23, 2018)

4.6	Level One Bancorp, Inc. 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 filed on March 23, 2018)

4.7*	Form of Level One Bancorp, Inc. 2018 Equity Incentive Plan Stock Appreciation Right Award Agreement

4.8*	Form of Level One Bancorp, Inc. 2018 Equity Incentive Plan Restricted Stock Award Agreement

4.9*	Form of Level One Bancorp, Inc. 2018 Equity Incentive Plan Restricted Stock Unit Award Agreement

4.10*	Form of Level One Bancorp, Inc. 2018 Equity Incentive Plan Nonqualified Stock Option Award Agreement

4.11*	Form of Level One Bancorp, Inc. 2018 Equity Incentive Plan Incentive Stock Option Award Agreement

5.1*	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding legality of shares of Level One Bancorp, Inc. common stock

23.1*	Consent of Crowe Horwath LLP

23.2*	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP, special counsel to Level One Bancorp, Inc. (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page hereto)

*	Filed herewith

Item 9.                                                         Undertakings.

(a)                                                       The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                                       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                                        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on April 27, 2018.

LEVEL ONE BANCORP, INC.

By:	/s/ Patrick J. Fehring
	Name:	Patrick J. Fehring
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Level One Bancorp, Inc. hereby constitutes and appoints Patrick J. Fehring and David C. Walker, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

Director, President and Chief Executive Officer
/s/ Patrick J. Fehring	(principal executive officer)	April 27, 2018
Patrick J. Fehring
Executive Vice President and Chief Financial Officer
/s/ David C. Walker	(principal financial officer)	April 27, 2018
David C. Walker
Controller
/s/ Barbara A. Felts	(principal accounting officer)	April 27, 2018
Barbara A. Felts

/s/ Barbara E. Alluschuski	Director	April 27, 2018
Barbara E. Alluschuski

/s/ Victor L. Ansara	Director	April 27, 2018
Victor L. Ansara

/s/ James L. Bellinson	Director	April 27, 2018
James L. Bellinson

Signature	Title	Date

/s/ Michael A. Brillati	Director	April 27, 2018
Michael A. Brillati

/s/ Shukri W. David	Director	April 27, 2018
Shukri W. David

/s/ Thomas A. Fabbri	Director	April 27, 2018
Thomas A. Fabbri

/s/ Mark J. Herman	Director	April 27, 2018
Mark J. Herman

/s/ Steven H. Rivera	Director	April 27, 2018
Steven H. Rivera

/s/ Stefan Wanczyk	Director	April 27, 2018
Stefan Wanczyk